Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Services Corporation of the Midwest

We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ McGladrey & Pullen, LLP

Davenport, Iowa
September 27, 1996